EXHIBIT 8.1
LIST OF SUBSIDIARIES
The following table lists our subsidiaries and their jurisdiction of incorporation as of June 30, 2016:
Subsidiaries	Country of Incorporation
Direct equity interest of Cresud:
Brasilagro-Companhia Brasileira de Propiedades Agrícolas (1)	Brazil
Sociedad Anónima Carnes Pampeanas S.A.	Argentina
Futuros y Opciones.Com S.A.	Argentina
FyO Trading S.A.	Argentina
Granos Olavarría S.A.	Argentina
Helmir S.A.	Uruguay
IRSA Inversiones y Representaciones Sociedad Anónima	Argentina
Doneldon S.A.	Uruguay
Interest indirectly held through BrasilAgro:
Araucária Ltda.	Brazil
Cajueiro Ltda.	Brazil
Ceibo Ltda.	Brazil
Cremaq Ltda.	Brazil
Engenho de Maracajú Ltda.	Brazil
Flamboyant Ltda.	Brazil
Jaborandi Agrícola Ltda.	Brazil
Jaborandi Propriedades Agrícolas S.A.	Brazil
Mogno Ltda.	Brazil
Interest indirectly held through Futuros y Opciones.Com. S.A.:
FyO Trading S.A.	Argentina
Granos Olavarría S.A.	Argentina
Interest indirectly held through Helmir S.A.:
IRSA Inversiones y Representaciones Sociedad Anónima	Argentina
Sociedad Anónima Carnes Pampeanas S.A.	Argentina
Agropecuaria Acres del Sud S.A.	Bolivia
Yatay Agropecuaria S.A.	Bolivia
Interest indirectly held through Doneldon: S.A.:
Agropecuaria Acres del Sud S.A.	Bolivia
Ombú Agropecuaria S.A.	Bolivia
Yatay Agropecuaria S.A.	Bolivia
Yuchán Agropecuaria S.A.	Bolivia
Sedelor S.A.	Uruguay
Codalis S.A.	Uruguay
Alafox S.A.	Uruguay
Interest indirectly held through IRSA:
IRSA CP (4)	Argentina
E-Commerce Latina S.A. (4)	Argentina
Efanur S.A.	Uruguay
Hoteles Argentinos S.A.	Argentina
Inversora Bolívar S.A.	Argentina
Llao Llao Resorts S.A. (2)	Argentina
Nuevas Fronteras S.A.	Argentina
Palermo Invest S.A.	Argentina
Ritelco S.A.	Uruguay
Tyrus S.A.	Uruguay
Interest indirectly held through IRSA CP:
Arcos del Gourmet S.A.	Argentina
Emprendimiento Recoleta S.A.	Argentina
Fibesa S.A.	Argentina
Panamerican Mall S.A.	Argentina
Shopping Neuquén S.A.	Argentina
Torodur S.A.	Uruguay
Interest indirectly held through Tyrus S.A.:
Dolphin Fund Ltd. (3)	Bermudas
I Madison LLC	United States
IRSA Development LP	United States
IRSA International LLC	United States
Jiwin S.A.	Uruguay
Liveck S.A.	Uruguay
Real Estate Investment Group IV LP	Bermudas
Real Estate Investment Group V LP	Bermudas
Real Estate Strategies LLC	United States
Interest indirectly held through Efanur S.A.:
Real Estate Strategies LP	United States
Interest indirectly held through Dolphin Fund Ltd.
IDB Development Corporation Ltd. (5)	Israel
Interest indirectly held through IDBD:
Discount Investment Corporation Ltd.	Israel
IDB Tourism (2009) Ltd.	Israel
IDB Group Investment Inc.	Israel
Interest indirectly held through Discount Investment Corporation Ltd.:
Property & Building Corporation Ltd.	Israel
Gav Yam Land Ltd.	Israel
Israel Property Rental Corporation Ltd. (ISPRO)	Israel
MATAM - Haifa Science Industries Center	Israel
Neveh-Gad Building & Development Ltd.	Israel
Hadarim Properties Ltd.	Israel
PBC USA Investment Inc.	United States
Shufersal Ltd.	Israel
Shufersal Real Estate Ltd.	Israel
Koor Industries Ltd.(6)	Israel
Cellcom Israel Ltd. (7)	Israel
Netvision Ltd.	Israel
Elron Electronic Industries Ltd.	Israel
Bartan Holdings and Investment Ltd.	Israel
Epsilon Investment House Ltd.	Israel

(1)
The Group has consolidated the investment in Brasilagro considering that the Company exercises “de facto control” over it. See Note 7 for further information regarding to Brasilagro.
(2)
The Group has consolidated the investment in Llao Llao Resorts S.A. considering their ownership interest held together with the Company's participation in the making decisions.
(3)
Includes interest indirectly held through Ritelco S.A.
(4)
Includes interest indirectly held through Tyrus S.A.
(5)
Owns a 40% equity interest of Adama.
(6)
The Group has consolidated the interest in Cellcom taking into consideration its equity interest and decision-making power given the fact that the remaining interests are too disperse.
(7)
Until takeover was secured, IDBD was valued at fair value in accordance with IAS 28 exception.